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                                 Exhibit (m)(1)

  Re-Executed Distribution and Shareholder Services Plan -- Class A and Service Class Shares dated November 1, 1993, as amended and restated November 15, 2001, between One Group Mutual Funds and One Group Dealer Services, Inc.

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                            ONE GROUP(R) MUTUAL FUNDS
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                        CLASS A AND SERVICE CLASS SHARES

                                November 1, 1993
                    Amended and Restated on November 15, 2001

     This Distribution and Shareholder Services Plan (the "Plan") is adopted by One Group(R) Mutual Funds, a Massachusetts business trust (the "Trust"), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). This Plan relates solely to the Class A and Service Class units of beneficial interest ("Class A and Service Class Shares", respectively) of those series of the Trust identified on Schedule A hereto (each series individually, a "Fund").

     The Board of Trustees of the Trust (the "Board of Trustees"), mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to adopt the Plan for the provision of distribution assistance with respect to the shares of each Fund and for the provision of shareholder services with respect to the holders of the Service Class and Class A Shares of each Fund:

     1. A Fund shall pay to One Group Dealer Services, Inc. ("the Distributor") out of the assets attributable to its Service Class and Class A Shares, respectively, a distribution fee at an annual rate equal to .75% and of the average daily net assets of the Fund's Service Class Shares, and .35% of the average daily net assets of the Fund's Class A Shares, other than Class A Money Market Shares (the "Distribution Fee"). A Fund shall pay out of the assets attributable to Class A Money Market Shares a Distribution Fee to the Distributor at an annual rate equal to .25% of average daily net assets of a Fund's Class A Money Market Shares./1/ The Distributor may apply the Distribution Fee, in amounts proportional to the annual rates described in the preceding sentence, toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to the Fund's Service Class or Class A Shares or for its services in connection with the rendering of shareholder services to the holders of the Fund's Service Class or Class A Shares; (ii) payments to financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or shareholder services with respect to the Fund's Service Class or Class A Shares; or (iii) payments to banks, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates or subsidiaries as compensation for services or reimbursement of expenses incurred in connection with the provision of shareholder services to the holders of the Fund's Service Class or Class A Shares.

     2. The Distribution Fee shall be accrued daily and payable monthly, and shall be paid by each Fund to the Distributor irrespective of whether such fee exceeds the

------------------
/1/ Class A Shares and Class A Money Market Shares are referred to hereinafter as "Class A Shares".




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amounts paid (or payable) by the Distributor pursuant to the immediately preceding paragraph.

     3. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     4. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

     A. That such agreement shall be subject to all conditions imposed by the Securities and Exchange Commission with respect to such agreement as a condition to granting exemptive relief from Sections 18(f)(1), 18(g), and 18(i) of the 1940 Act and to enable the Trust to divide each of its investment Funds into three classes of Shares;

     B. That such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees (as such term is defined below), or by vote of a majority of the Service Class or Class A Shares of such Fund subject to the agreement, on not more than 60 days' written notice; and

     C. That such agreement shall terminate automatically in the event of its assignment.


                               GENERAL PROVISIONS
                               ------------------

     1. Where required by the 1940 Act or rules and interpretations thereunder, this Plan shall be effective with regard to newly established Class A or Service Class Shares of a Fund following approval by a vote of the initial shareholder of such class of such Fund. Otherwise, if adopted after any public offering of Class A or Service Class Shares of a Fund or the sale of such shares to persons who are not affiliated persons of the Fund or the Trust, affiliated persons of such persons, promoters of the Fund or Trust, or affiliated persons of such promoters, this Plan shall be effective with respect to such class of such Fund only following approval by a vote of at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such class of such Fund.

     2. The Plan will be effective with regard to the Service Class and/or Class A Shares of a Fund only after approved by a vote of a majority of the Board of Trustees of the Trust, including a majority of trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan.

     3. The Plan shall continue in effect with respect to the Service Class and/or Class A Shares of a Fund for a period of more than one year after it takes effect only so






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long as such continuance is specifically approved at least annually in the manner provided for approval in the immediately preceding paragraph.

     4. The Plan may be terminated with respect to the Service Class and/or Class A Shares of a Fund at any time by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of a Fund's outstanding Service Class or Class A Shares.

     5. The Plan may not be amended to increase materially the amount of the Distribution Fee with respect to the Class A Shares or Service Class Shares of a Fund without approval by a majority of the outstanding voting securities of such class of such Fund, and by approval of the Board of Trustees in the manner provided in Paragraph 2 of the general provisions. All material amendments to the Plan shall be approved by the Board of Trustees in the manner provided in Paragraph 2 of the general provisions.

     6. Selection and nomination of trustees who are not interested persons of the Trust shall be committed to the discretion of such disinterested trustees, in accordance with Rule 12b-1(c) under the 1940 Act.

     7. As used in the Plan, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     8. The name "One Group(R) Mutual Funds" and "Trustees of One Group(R) Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "One Group(R) Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.




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                                Schedule A to the
                            One Group(R) Mutual Funds
                   Distribution and Shareholder Services Plan
                        Class A and Service Class Shares

Name of Fund
------------

Class A Shares:

         Equity Income Fund
         Mid Cap Value Fund
         Mid Cap Growth Fund
         International Equity Index Fund
         Equity Index Fund
         Large Cap Value Fund
         Large Cap Growth Fund
         Balance Fund
         Diversified Equity Fund
         Small Cap Growth Fund
         Diversified Mid Cap Fund
         Small Cap Value Fund
         Diversified International Fund
         Market Expansion Index Fund
         Technology Fund
         Health Sciences Fund
         High Yield Bond Fund
         Bond Fund
         Income Bond Fund
         Mortgage-Backed Securities Fund
         Short-Term Bond Fund
         Intermediate Bond Fund
         Government Bond Fund
         Ultra Short-Term Bond Fund
         Mortgage Backed Securities Fund
         Treasury & Agency Fund
         Municipal Income Fund
         Intermediate Tax-Free Bond Fund
         Ohio Municipal Bond Fund
         West Virginia Municipal Bond Fund
         Kentucky Municipal Bond Fund
         Arizona Municipal Bond Fund
         Louisiana Municipal Bond Fund
         Michigan Municipal Bond Fund
         Short-Term Municipal Bond Fund




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         Tax-Free Bond Fund
         Treasury Money Market Fund
         Treasury Only Money Market Fund
         Government Money Market Fund
         Institutional Prime Money Market Fund
         Investor Growth Fund
         Investor Growth and Income Fund
         Investor Balanced Fund
         Investor Conservative Growth Fund

Class A Money Market Shares:

         U.S. Treasury Securities Money Market Fund
         Prime Money Market Fund
         U.S. Government Securities Money Market Fund
         Municipal Money Market Fund
         Ohio Municipal Money Market Fund
         Michigan Municipal Money Market Fund

Service Class Shares:

         U.S. Treasury Securities Money Market Fund
         Prime Money Market Fund
         U.S. Government Securities Money Market Fund
         Municipal Money Market Fund
         Ohio Municipal Money Market Fund
         Michigan Municipal Money Market Fund



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